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                                                                     Exhibit 11

                       OURPET'S COMPANY AND SUBSIDIARIES

               STATEMENT OF COMPUTATION OF NET (LOSS) PER SHARE
          For the years ended December 31, 2001 and December 31, 2000

                                                                       2001         2000
                                                                    -----------  -----------
Income from continuing operations.................................. $    93,770  $    31,671
Preferred Stock dividend requirements..............................      98,747      100,000
                                                                    -----------  -----------
Loss from continuing operations attributable to common stockholders $    (4,977) $   (68,329)
                                                                    ===========  ===========
Weighted average number of common shares outstanding...............  10,697,212   10,510,944
                                                                    ===========  ===========
Loss per common share from continuing operations................... $        --  $     (0.01)
                                                                    ===========  ===========
Loss from operations of discontinued subsidiary.................... $        --  $   (55,138)
                                                                    ===========  ===========
Loss per common share from operations of discontinued subsidiary... $        --  $        --
                                                                    ===========  ===========
Loss on disposition of discontinued subsidiary..................... $        --  $  (121,377)
                                                                    ===========  ===========
Loss per common share from disposition of discontinued subsidiary.. $        --  $     (0.01)
                                                                    ===========  ===========
Net income (loss).................................................. $    93,770  $  (144,844)
Preferred Stock dividend requirements..............................      98,747      100,000
                                                                    -----------  -----------
Net loss attributable to common stockholders....................... $    (4,977) $  (244,844)
                                                                    ===========  ===========
Net loss per common share.......................................... $        --  $     (0.02)
                                                                    ===========  ===========